Cycle Country Completes Acquisition of Simonsen Iron Works

Deal solidifies 25-year working relationship


Milford, IA, May 2, 2005 - Cycle Country Accessories (AMEX:ATC), the industry leader in the design and manufacturing of custom-fitting accessories for utility all-terrain vehicles, today announced that it has formalized its 25-year working relationship by acquiring the assets of Simonsen Iron Works.

"This is a special day for the employees, customers, and communities of Cycle Country and Simonsen Iron Works," said Ron
Hickman, President and CEO of Cycle Country Accessories
Corporation. "Combining efforts of these two home-town, made-in-
America companies will provide a more efficient process and product from which everyone can benefit."

Shareholders will find increased profits through this acquisition through a pronounced effort on growing the Simonsen Iron Works product through Cycle Country. Simonsen Iron Works, based in Spencer, IA, is a fourth generation family-run business dedicated to developing high quality solutions for custom manufacturing needs since 1906. The services they provide include laser and plasma cutting, turret punching, tube bending, CNC machining, powder coating and more.

About Cycle Country Accessories Corporation

Cycle Country, with over 50%of the worldwide market in several product categories, is the industry leader in the design and manufacturing of custom-fitting accessories for virtually every brand of utility all-terrain vehicles (ATV's).

To view the company information, updates, the latest SEC filings or past news releases, go to the company's web site at www.cyclecountry.com and click on the Investor Relations heading.
Please direct any financial questions to Magellan Financial Media
Group, LLC (317) 867-2839.

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and the statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe", "expect", "estimate", "potential", or future/conditional verbs such as "will", "should", and "could".